                                                                      EXHIBIT 21

 The following is a list at March 31, 1994 of all material subsidiaries of the Company (including subsidiaries which if considered in the aggregate as a single subsidiary would constitute a significant subsidiary), with information in regard to each as to the jurisdiction under the laws of which it is organized and the percentage of voting securities owned by its immediate parent. The voting securities of all listed subsidiaries are 100% owned directly or indirectly, through subsidiaries, by the Registrant, unless otherwise indicated.

     The Registrant is not a subsidiary of any other company.

                    VARITY CORPORATION SUBSIDIARY COMPANIES

                                           Jurisdiction                                                     Percent
Name of Subsidiary                       of Incorporation   Parent                                         Ownership
- ------------------                       -----------------  ------                                         ---------
Massey-Ferguson Industries Limited       Delaware (U.S.A.)  Registrant                                        100.00
Massey-Ferguson Assets Corporation       Delaware (U.S.A.)  Massey-Ferguson Industries Limited                100.00
Polygon Reinsurance Company Limited      Bermuda            Massey-Ferguson Assets Corporation                100.00
Varity Nederland NV                      Netherlands        Massey-Ferguson Assets Corporation                100.00
Massey-Ferguson Nederland Holding BV     Netherlands        Massey-Ferguson Group (International) Limited     100.00
Perkins Nederland Holding BV             Netherlands        Perkins Group Limited                              88.00
                                                            Perkins Group (International) Ltd.                 12.00
Varity GmbH                              Germany            Perkins Nederland Holding BV                      100.00
Pacoma Hydraulik GmbH                    Germany            Varity GmbH                                       100.00
Massey-Ferguson GmbH                     Germany            Varity GmbH                                       100.00
Varity Holdings Limited                  U.K.               Massey-Ferguson Assets Corporation                100.00
Massey-Ferguson Group Limited            U.K.               Varity Holdings Limited                           100.00
Massey-Ferguson Group (International)    U.K.               Massey-Ferguson Group Limited                     100.00
 Limited
Massey-Ferguson Manufacturing Limited    U.K.               Massey-Ferguson Group Limited                     100.00
Massey-Ferguson (United Kingdom)         U.K.               Massey-Ferguson Manufacturing Limited             100.00
 Limited
Perkins Group Limited                    U.K.               Varity Holdings Limited                           100.00
Perkins Group (International) Ltd.       U.K.               Perkins Group Limited                             100.00
Perkins Engines Group Limited            U.K.               Perkins Group Limited                             100.00
Perkins Engines Limited                  U.K.               Perkins Group Limited                             100.00
Perkins Limited                          U.K.               Perkins Group Limited                             100.00
Massey-Ferguson SA                       France             Massey-Ferguson Nederland Holding BV              100.00
Massey-Ferguson (Delaware) Inc.          Delaware (U.S.A.)  Registrant                                        100.00
Massey-Ferguson Credit Corporation       Maryland (U.S.A.)  Registrant                                        100.00
Agricredit Acceptance Corporation        Delaware (U.S.A.)  Massey-Ferguson Credit Corporation                100.00
Varity (Delaware) Inc.                   Delaware (U.S.A.)  Massey-Ferguson (Delaware) Inc.                   100.00
Dayton Walther Corporation               Ohio (U.S.A.)      Varity (Delaware) Inc.                            100.00
K-H Corporation                          Delaware (U.S.A.)  Massey-Ferguson (Delaware) Inc.                   100.00
Kelsey-Hayes Company                     Delaware (U.S.A.)  K-H Corporation                                   100.00